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                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                         LEVIATHAN FINANCE CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
              10 3/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2009
                                IN EXCHANGE FOR
              10 3/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2009
                      THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933


    This form, or one substantially equivalent hereto, must be used by a holder to accept the exchange offer of Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership, and Leviathan Finance Corporation, a Delaware corporation (together, "Leviathan"), and to tender 10 3/8% Series A Senior Subordinated Notes due 2009 (the "Series A notes") to the exchange agent pursuant to the guaranteed delivery procedures described in "The Exchange
Offer -- Procedures for Tendering Series A Notes -- Guaranteed Delivery" beginning on page 79 of the prospectus of Leviathan, dated August 27, 1999 and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Series A pursuant to such guaranteed delivery procedures must ensure that the exchange agent receives this Notice of Guaranteed Delivery prior to the expiration date (as defined below) of the exchange offer. Certain terms used but not defined herein have the meanings ascribed to them in the prospectus or the Letter of Transmittal.


        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

    ON MONDAY, SEPTEMBER 27, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE").

   SERIES A NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
        PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

                           CHASE BANK OF TEXAS, N.A.

      By Registered or Certified Mail or
              Overnight Courier:                             By Hand in Dallas:
          Chase Bank of Texas, N.A.                      Chase Bank of Texas, N.A.
          Corporate Trust Operations                     Corporate Trust Operations
                P.O. Box 2320                                 1201 Main Street
           Dallas, Texas 75221-2320                         Dallas, Texas 75202
                1-800-275-2048                                 1-800-275-2048
              Attn: Frank Ivins                              Attn: Frank Ivins

                           By Facsimile Transmission:
                        (for Eligible Institutions Only)
                                 (214) 672-5746

                             Confirm by Telephone:
                                 (214) 672-5678
                             ---------------------

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

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

Ladies and Gentlemen:

     The undersigned hereby tenders to Leviathan, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Series A notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Series A notes listed below:

CERTIFICATE NUMBER(S) (IF KNOWN) OF SERIES A NOTES OR   AGGREGATE PRINCIPAL AMOUNT   AGGREGATE PRINCIPAL AMOUNT
      ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY                REPRESENTED                    TENDERED
-----------------------------------------------------   --------------------------   --------------------------

                            PLEASE SIGN AND COMPLETE

Names of Record Holder(s): ----------------------------------------------------

Address(es): ------------------------------------------------------------------

Area Code and Telephone
Number(s): --------------------------------------------------------------------

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Signature(s): -----------------------------------------------------------------

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Dated: ------------------------------------------------------------------------,
1999

     This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Series A notes or on a security position listing as the owner of Series A notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): ----------------------------------------------------------------------

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Capacity: ---------------------------------------------------------------------

Address(es): ------------------------------------------------------------------

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the exchange agent of the Letter of Transmittal (or facsimile thereof), together with the Series A notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Series A notes into the exchange agent's account at the book-entry transfer facility described in the prospectus under the caption "The Exchange Offer -- Procedures for Tendering Series A Notes -- Book-Entry Transfer" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within five business days following the Expiration Date.


Name of Firm:
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Address:
--------------------------------------------------------------------------------
                                                              (INCLUDE ZIP CODE)

Area Code and Telephone Number:

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--------------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

Name:
--------------------------------------------------------------------------------

Title:
--------------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

Date:                                                                     , 1999
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     DO NOT SEND SERIES A NOTES WITH THIS FORM. ACTUAL SURRENDER OF SERIES A
NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY


     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.


     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Series A notes referred to herein, the signature must correspond with the name(s) written on the face of the Series A notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of the Series A notes, the signature must correspond with the name shown on the security position listing as the owner of the Series A notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Series A notes listed or a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Series A notes or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Leviathan of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the prospectus may be directed to the exchange agent at the address specified in the prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offer.

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